Exhibit 99.2

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/09/01 Amended 01/01/11

Name of entity: Life360, Inc.
ARBN: 629 412 942

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Christopher (Chris) Hulls

Date of last notice	15 September 2023

Part 1—Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Direct Interest
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	—

Date of change	1. 1 December 2023 2. 4 December 2023

No. of securities held prior to change

•  3,347,995 CHESS Depositary Interests (CDIs)

•  1,267,967 Shares of Common Stock (Shares)(equivalent to 3,803,901 CDIs)

•  2,090,348 Options over Shares (Options)

•  60,572 Restricted Stock Units (RSUs)

•  89,880 CDIs held by ICCA Labs, LLC[1]

Class	Shares and CDIs

Number acquired	1.975,879 CDIs (acquired as a result of the conversion of 325,293 Shares)

1 Chris Hulls is a member of ICCA Labs, LLC, an entity that holds Life360 CDIs. The number of CDIs attributable to Chris Hulls by reason of his membership interest in ICCA Labs, LLC is 89,880.

+ See chapter 19 for defined terms.

01/01/2011	Appendix 3Y Page 1

Appendix 3Y

Change of Director’s Interest Notice

Number disposed	1. 325,293 Shares (having converted to 975,879 CDIs) 2. 810,000 CDIs (sold on market)

Value/Consideration Note: If consideration is non-cash, provide details and estimated valuation	1. Nil – Shares converted to CDIs – no consideration is required for such conversions 2. A$5,994,000 – 810,000 CDIs sold at $7.40 per CDI

No. of securities held after change	• 3,513,874 CDIs • 942,674 Shares (equivalent to 2,828,022 CDIs) • 2,090,348 Options • 60,572 RSUs • 89,880 CDIs held by ICCA Labs, LLC

Nature of change Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back	1. Conversion of Shares to CDIs 2. On-market sale of CDIs

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	N/A

Nature of interest	N/A

Name of registered holder (if issued securities)	N/A

Date of change	N/A

No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed	N/A

Interest acquired	N/A

Interest disposed	N/A

Value/Consideration Note: If consideration is non-cash, provide details and an estimated valuation	N/A

Interest after change	N/A

+ See chapter 19 for defined terms.	01/01/2011
Appendix 3Y Page 2

Appendix 3Y

Change of Director’s Interest Notice

Part 3 – +Closed period

Were the interests in the securities or contracts detailed above traded during a +closed period where prior written clearance was required?	No.

If so, was prior written clearance provided to allow the trade to proceed during this period?	N/A

If prior written clearance was provided, on what date was this provided?	N/A

+ See chapter 19 for defined terms. 01/01/2011 Appendix 3Y Page 3